ASSET PURCHASE AGREEMENT

BETWEEN

SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED,

GULF RESOURCES, INC.

AND

CHENGYONG ZHAO

DATED AS OF

November 26, 2012

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INDEX OF SCHEDULES AND EXHIBITS

1. Asset Checklist

This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of November 26, 2012 (the "Effective Date") by and between the following parties:

(1) SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED, a company validly existing under the laws of China ("SCHC"), a subsidiary of Gulf Resources, Inc.;

(2) GULF RESOURCES, INC. (“GURE”),  a public company listed on NASDAQ and the parent company of SCHC.

(3) Chengyong Zhao, an individual resident of China (the “Seller”) owns private land use rights covering 7 square kilometers of bromine mining field include 9,780.75 square meters of production area, located at Guantai Village Shouguang City Yangkou Township (The “Leased Property”).

WHEREAS: the Seller wishes to sell, transfer and convey certain assets listed on Schedule 1 hereto with annual bromine production capacity of 2,800 tons to SCHC, its successors and assigns forever, by duly executed deed(s), bills of sale, assignment(s) or other instrument(s) of conveyance, for the consideration hereinafter provided, all of the Seller’ right, title and interest in and to all assets owned by the Seller located on the Leased Property, including, but not limited to, machinery, equipment, inventory, and any warranties associated therewith; said assets to be limited to those listed and described on Schedule 1 attached hereto and incorporated herein by reference (collectively the “Purchased Assets”), to SCHC, and SCHC wishes to purchase and acquire the same from the Seller.

The Seller guarantees that the major production equipment located in production area has been renovated during year 2012 and is fully capable for production. Although the Seller did not upgrade brine wells and aqueduct outside of the production area, but the amount of facilities are enough for the stated production capacity.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. CERTAIN DEFINITIONS

"Ordinary Course of Business" shall mean an action taken by the Seller if such action is taken in normal operation of the assets, consistent with past practices.

"Closing" The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at SCHC’s offices within 20 days from the date that SCHC receives a satisfactory report from its assessment team as set forth in Section 2.4 (the "Closing Date").

"GURE" shall mean Gulf Resources, Inc., a Delaware corporation and parent of SCHC.

"Person" shall mean any individual, entity or governmental body.

2. TRANSFER OF THE ASSETS

2.1 THE SELLER agree that, upon the Closing, they will sell, transfer and deliver the Purchased Assets.

2.2 The parties understand and acknowledge that the total purchase price for the Purchased Assets is RMB62, 000,000 Yuan (the "Purchase Price") and that the Purchase Price is based upon an approximate valuation of the Purchased Assets and the Leased Property. As full consideration for the sale, assignment, transfer and delivery of Purchased Assets to SCHC and for the value of the rights to the Leased Property and upon the terms and subject to all of the conditions contained herein, SCHC shall pay to the Seller  RMB62,000,000 Yuan in the aggregate at the Closing, including

(a) the sum of RMB31,000,000 in cash in the aggregate (the “Cash Purchase Price”);
(b) 3,806,728 shares of the GURE’s common stock, par value $0.0005 per share (the “Restricted Stock”), at a price of $1.295 per share (the “Purchase Price”), in the principal amount of RMB31,000,000 (approximately USD4,929,711.9) in the aggregate issued by GURE to the Seller’s designees as listed in the Exhibit 1 of this Agreement;
(c)The number of the Restricted Stock is based on the average closing price of the Company’s Common Stock on the NASDAQ Stock Market for the last 10 trading days prior to the Effective Date and an exchange rate of $1 = 6.2884 RMB(1:6.2884), which is the published average exchange rate of the People’s Bank of China on November 26, 2012.

The Seller understands and agrees that the Company shall cause the restrictive legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Restricted Stock, together with any other legends that may be required by the Company or by applicable laws of the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.”

2.3 Upon execution of this Agreement by all of the parties, SCHC shall deliver to the Seller a security deposit of RMB6,200,000 Yuan (the "Security Deposit"). Within three days from the date hereof, SCHC will establish an asset assessment team to assess the condition and the operation of the Purchased Assets for transfer and conveyance to SCHC. Thereafter, SCHC shall pay the remainder of the Purchase Price on or before the Closing Date if it has received a receipt of a report from its assessment team that is acceptable to SCHC with respect to the Purchased Assets and Leased Property. If the report concludes that the condition of the Purchased Assets is not acceptable, SCHC and the Seller shall negotiate a reduction in the Purchase Price.  If such amount cannot be mutually agreed, SCHC shall have the right to terminate this Agreement and the Security Deposit shall be returned to SCHC.

2.4 If SCHC cannot pay off the remainder of the cash portion within the time period provided in Section 2.3 above, The Seller has the right to terminate this Agreement and to retain the Security Deposit with no further obligations or liabilities to SCHC or GURE.

2.5 As a result of this Agreement, the Purchased Assets including, without limitation, any and all bromine that can be produced on the Leased Property, buildings, equipment, wells, pipelines, and power circuits will be acquired by SCHC; provided, however, that any and all debts, obligations and liabilities (the “’Obligations”) of the Seller relating to the Purchased Assets and Property are specifically excluded from such Purchased Assets and shall remain the Obligations of the Seller after the Closing.

3. REPRESENTATIONS AND WARRANTIES

3.1 The Seller represents and warrants to SCHC the following:

(a) Authority.  The Seller has the requisite power and authority to execute and deliver this Agreement and to perform his  obligations hereunder, and to consummate the transactions hereby, and upon the execution and delivery of the instruments and documents specified herein. No further action will be required of the Seller to vest legal title to and possession of the Purchased Assets in the name of the Purchaser, its successors and assigns forever.

(b) Title to Assets. the Seller has good and marketable title to the Purchased Assets and has the appropriate land use right certificates or other required governmental approval evidencing the rights to use the Leased Property and ability to transfer the Leased Property, free and clear of liens or encumbrances of any kind and no person, firm or corporation has any undisclosed adverse interest therein.

(c) Condition of Purchased Assets. The Purchased Assets, other than the brine wells and aqueduct that need necessary maintenance, all are in good operating condition and repair; ordinary wear and tear excepted, and are suitable for continued use by SCHC in the production of bromine.
(d) Disclosure. No representation or warranty by the Seller contained in this Agreement or any written statement furnished to SCHC pursuant hereto or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement contained herein or therein true and not misleading.

(e) Reliance. The foregoing representations and warranties have been made by the Seller with the knowledge and expectation that SCHC is placing reliance thereon, and all such representations and warranties shall survive the Closing for a period of one (1) year.

(f) Regulation S. None of the Seller nor its Designees is a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the Securities Act (the “Securities Act”).  At the time this transaction was originated, the Seller and its Designees were outside the United States.  The Seller or its Designees are receiving the Restricted Stock solely for the their own accounts and not for the account or benefit of any U.S. person.

3.2 Each of SCHC and the Seller represents and warrants respectively to the other as follows:

(a) Each of SCHC and the Seller warrants that has taken all necessary actions for the execution and performance of this Agreement.

(b) Except as otherwise disclosed, the performance of the transaction contemplated hereunder is not subject to the consent, approval or order of any governmental authorities or any other third parties, nor is it subject to any conditions precedent as registration with, qualification verification by or document delivery to any governmental authorities or any other third parties.

4.  COVENANTS OF the Seller

4.1 As of the Closing, the Seller shall cancel the employment contract with any previous employees and pay staff wages and compensation according to relevant national laws and regulations.

4.2 As of the Closing, the Seller shall settle all the contacts with original suppliers and customers, and shall pay at Closing, or be bound in their individual capacities to pay all the corresponding debt and obligations. .

4.3 SCHC is buying the Purchased Assets from the Seller , and has no relationship or affiliation with the Seller or the original operations of the Purchased Assets, and as a result is not assuming any rights and/or duties with respect to the operations of the Purchased Assets, including without limitation, no rights to (a) customers and supplier lists (other than such customers or suppliers who have pre-existing relationships with SCHC), (b) employees; (c) market distribution systems; (d) sales force; (e) operating rights; (f) production techniques, or (g) trade names.

5. INDEMNIFICATION

5.1 The Seller agrees to indemnify, hold harmless and reimburse SCHC at all times after the Closing, against and with respect to:

(a) any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of the Seller made in this Agreement, any other agreement or instrument delivered by the Seller at the Closing;

(b) any damages or claims asserted against the Purchaser on account of any liability of the Seller in connection with his ownership of the Purchased Assets and the Leased Property, whether arising prior to or after the transfer of ownership of the Leased Property from the Seller to SCHC,

(c) All actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

6. MISCELLANEOUS PROVISIONS.

6.1 No Assumption of Liabilities. Except as specifically set forth in this
Agreement, nothing in this Agreement shall be construed to impose upon SCHC the assumption of any claim against or liability or obligation of the Seller, arising out of his business, or the use, operation or possession of the Purchased Assets, through the Closing, or thereafter.

6.2 Books and Records. Those books and records reasonably deemed primarily to relate to the Purchased Assets and maintained separately from the other records of the Seller shall be delivered to and become the property of SCHC.

6.3 Expenses of Negotiation and Transfer. Each party to this Agreement shall pay its own expenses and other costs incidental to or resulting from this Agreement, whether or not the transactions contemplated hereby are consummated.

6.4 Entire Agreement. This Agreement, along with the documents and agreements to be executed in connection herewith, constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those listed in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

6.5 Binding Effect. All of the covenants, conditions, agreements and undertakings set forth in this Agreement shall extend to and be binding upon the Seller and SCHC and their respective successors and assigns.

6.6 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties

6.7 Headings. Headings as to the contents of particular Sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

6.8 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

6.9 Counterparts. This Agreement may be executed in three (3) or more counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together will constitute an integral party of this Agreement.

[Signature page follows]

IN WITNESS HEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove mentioned.

SCHC: SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

Signed by:

/s/ Naihui Miao
Name:  Naihui Miao

Position:  Director & Vice Manager

THE SELLER: Owner of Leased Property, located at 3 kilometers south of Youyi Road, in Shouguang City Yangkou Township, west of the Yangzhuang Village Signed by:

/s/ Chengyong Zhao
Name:  Chengyong Zhao

AGREED as of the date first above written:

GULF RESOURCES, INC.

Signed by:

/s/ Xiao Bin Liu
Name:  Xiao Bin Liu
Position:  CEO

SCHEDULE 1
SCHEDULE 1
ASSET CHECKLIST
No.11 Asset List
Index	Name	Units
1	Production Area	1
2	Garage	1
3	Office	6
4	Depositing Tank	1
5	Stripping Tower	1
6	Absorbency	1
7	Mist Eliminator	1
8	Draught Fan	1
9	Hardware warehouse	1
10	Guard Room	2
11	Boiler Room	1
12	Boiler	1
13	Halogen Water Pump	1
14	Chemical Laboratory	2
15	Brine Reservoir	2
16	Carburetor	1
17	Sulfur Warehouse	2
18	Sulphur-furnace room	1

19	head tank	1
20	Acid Pot	4
21	Dilute Acid Pool	1
22	fresh water tank(production)	1
23	Liquid chlorine cylinders	19
24	Finished Liquids Pool	1
25	Water Feeder	1
26	Water Scrubber	1
27	Ground Scales	2 Sets
28	Air Lift	1 Set
29	Bromine Tank(	3
30	Central Control Room	1
31	Power Distribution Room	3
32	Distillation Tower	4 Floors
33	Toilet	1
34	Kitchen	2
35	Maintenance Room	2
36	Tractor	1 set
37	Accommodation	7

38	Pump Storage	1
39	Fire-Fighting Pool	3
40	Production Office	2
41	Deep Well	1
42	Water Feeder	1
43	Brine Wells	857
44	Brine Aqueduct	32700 Meters
45	Pump	28
46	Sulphur-furnace	1 Set

Exhibit 1

Designee of the Seller	Number of Shares to Be Issued
Chengyong Zhao	1,713,028(45%)
Han Wang	1,713,028(45%)
Min Liu	190,336(5%)
Lirong Zhang	190,336(5%)
Total: 3,806,728 (100%)